THE BRAZILIAN INVESTMENT FUND, INC.

Offer To Purchase for Cash up to 290,439.697 Shares of its Common
               Stock at Net Asset Value Per Share

To Our Clients:

      Enclosed for your consideration are an Offer to Purchase, dated October 10, 1995, of The Brazilian Investment Fund, Inc. (the "Fund") and the related Letter of Transmittal pursuant to which the Fund is offering to purchase up to 290,439.697 shares of its Common Stock, par value $.01 per share (the "Shares"), for cash at a price per Share, net to the seller, equal to the net asset value in U.S. dollars ("NAV") per Share determined as of 5:00 P.M. New York City time on November 6, 1995, or such later date to which the Offer is extended, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"). The Offer is being made pursuant of Article Eleventh of the Fund's Articles of Incorporation ("Article Eleventh"), which requires the Fund, for so long as the Fund's Common Stock is not listed on a stock exchange, to make periodic offers to purchase all Shares of its Common Stock. If more than 290,439.697 Shares are tendered, the Fund will not purchase any Shares in the Offer and, pursuant to Article Eleventh, the Board of Directors of the Fund shall convene a shareholders meeting to consider a plan of liquidation of the Fund. Information regarding this obligation as  well as information regarding possible future offers  by  the
Fund,  is  set  forth  in the Offer to Purchase.   The  Offer  to
Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

     Your attention is called to the following:

          1. The purchase price is the NAV determined as of 5:00 P.M. New York City time on November 6, 1995, unless the Offer is extended.
          2. The Offer is conditioned on no more than 290,439.697 Shares being tendered and not withdrawn as of the time the offer expires. The Fund is not required to accept for payment, purchase or pay for any Shares tendered, and the Fund may terminate or amend the Offer or may postpone the acceptance for payment of, payment for or purchase of any Shares, as described in the Offer to Purchase.
          3. The Offer and withdrawal rights expire at 12:00 midnight Eastern Time on November 6, 1995, unless extended.
          4. Tendering Shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Fund pursuant to the Offer; however, a broker, dealer or other person may charge a fee for processing the transactions on behalf of Shareholders.

      If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to
us  the  instruction  form  on the  reverse  side  hereof.   YOUR
INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF
THE  OFFER.   THE  OFFER AND WITHDRAWAL RIGHTS  EXPIRE  AT  12:00
MIDNIGHT  EASTERN  TIME ON NOVEMBER 6, 1995, UNLESS  THE  OFFER  IS
EXTENDED.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) owners of Shares in any jurisdiction in which the Offer or its acceptance would violate the laws of such jurisdiction. To the extent that the securities laws of any jurisdiction would require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

               Instructions Regarding the Offer by

               THE BRAZILIAN INVESTMENT FUND, INC.

To Purchase for Cash up to 290,439.697 Shares of its Common Stock
                  at Net Asset Value Per Share


     THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITORY, IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ONLY IF SUCH FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE EFFECTING THE TENDER ON YOUR BEHALF.

      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 10, 1995 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by The Brazilian Investment Fund, Inc. (the "Fund"), to purchase up to 290,439.697 shares of its Common Stock, par value $.01 per share (the "Shares"), for cash at a price, net to the seller, equal to the net asset value in U.S. dollars per Share as of 5:00 P.M. New York City time on the Expiration Date (as defined in the Offer to Purchase), on the terms and subject to the conditions of the Offer.

      The undersigned hereby instructs you to tender to the Fund the number of Shares indicated below, which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

Shares to be tendered    [ ]    Tender all Shares held by you

                         [ ]    Tender partial Shares held by you
                                (If partial, complete below)

                         Shares ___________________
                                     (Number)


Account Number:________________________________________________

Tax Identification or
Social Security Number:________________________________________

Name(s) of Beneficial Owner(s):________________________________

_______________________________________________________________

Address:_______________________________________________________

_______________________________________________________________

Area Code and Telephone Number:________________________________

______________________________   ______________________________
(Signature of beneficial owner)    (Signature of additional
                                    beneficial owner, if any)

Date:  _______________________________________